Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


To the Board of Directors
Torbay Holdings, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated March 18, 2005, relating to the consolidated financial statements of Torbay Holdings, Inc. and Subsidiaries which appears in Torbay Holding, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission on April 22, 2005


                                    /s/ Weinberg & Company, P.A.

                                    WEINBERG & COMPANY, P.A.
                                    Certified Public Accountants

Boca Raton, Florida
January 11, 2006